EXHIBIT 99.1
NEWS RELEASE

EQUITY CORPORATION INTERNATIONAL
P.O. Drawer 100, Lufkin, Texas 75902-0100

CONTACT:  W. Cardon Gerner, (409) 631-8703

FOR IMMEDIATE RELEASE:

EQUITY CORPORATION INTERNATIONAL COMPLETES PRIVATE OFFERING OF $125 MILLION OF 4.5 PERCENT CONVERTIBLE DEBENTURES

LUFKIN, TX, Feb. 25, 1998 -- Equity Corporation International (NYSE:
EQU), announced today that it has completed a private placement of $125 million aggregate principal amount of 4.5 percent convertible subordinated debentures. Proceeds from this private placement will be used to pay down the company's existing revolving credit facility.

The debentures mature on December 31, 2004, are convertible into shares of the company's common stock at a conversion price of $27.09 per share, and may not be redeemed prior to February 26, 2001.

The debentures have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The company has agreed to file within 60 days, and to use its reasonable efforts to have declared effective, a registration statement under the Securities Act of 1933, as amended, to register resales of the debentures and the common stock issuable upon conversion thereof.